As filed with the Securities and Exchange Commission on May 19, 2005
                                                Registration No. 333-116002



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549





                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                            Allen Organ Company
           (Exact name of registrant as specified in its charter)

           Pennsylvania                              23-1263194
  (State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)              Identification Number)

                             150 Locust Street
                                P.O. Box 36
                       Macungie, Pennsylvania 18062
                              (610) 966-2200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




                   Allen Organ Company Stock Option Plan
                         (Full title of the plan)

                            Steven A. Markowitz
                   President and Chief Executive Officer
                            Allen Organ Company
                             150 Locust Street
                                P.O. Box 36
                       Macungie, Pennsylvania 18062
                              (610) 966-2200
  (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                 Copy To:
                         David W. Swartz, Esquire
                            Stevens & Lee, P.C.
                          111 North Sixth Street
                     Reading, Pennsylvania 19603-0679
                              (610) 478-2000





     This Post-Effective Amendment No. 1 to Registration Statement No. 333-116002 is being filed by Allen Organ Company to remove from registration under the Securities Act of 1933, as amended, the securities which remain unsold pursuant to such Registration Statement on the date of this filing. No further offering of such securities will be made.





                                SIGNATURES

     Pursuant to the requirements of the Securites Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Macungie, Pennsylvania, on this 19th day of May 2005.

                                           ALLEN ORGAN COMPANY


                                           By:/s/STEVEN A. MARKOWITZ

                                           Name:  Steven A. Markowitz
                                           Title: President and Chief
                                                  Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                       Title                      Date

/s/STEVEN A. MARKOWITZ       President, Chief  Executive      May 19, 2005
Steven A. Markowitz          Officer and Director (Principal
                             Executive Officer)


/s/ Ernest J. Choquette*     Director                         May 19, 2005
Ernest J. Choquette

/s/ Michael F. Doyle*        Director                         May 19, 2005
Michael F. Doyle

/s/ Orville G. Hawk*         Director                         May 19, 2005
Orville G. Hawk

/s/ Leonard W. Helfrich*     Director                         May 19, 2005
Leonard W. Helfrich

/s/ Martha Markowitz*        Director                         May 19, 2005
Martha Markowitz

/s/ Eugene Moroz *           Director                         May 19, 2005
Eugene Moroz

/s/ Jeffrey L. Schucker*     Director                         May 19, 2005
Jeffrey L. Schucker

/s/NATHAN S. ECKHART         Vice President and Chief         May 19, 2005
Nathan S. Eckhart            Financial Officer
                             (Principal Financial and
                             Accounting Officer)



*   By:/s/STEVEN A. MARKOWITZ
          Steven A. Markowitz
          Attorney-in-Fact